                                                 Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference by Equity Residential in the registration statements (Nos. 333-178041, 333-178040, 333-175242, 333-169956, 333-151588, 333-142723, 333-141261, 333-135503, 333-100631, 333-63176, 333-80835, 333-72961, 333-12983, 333-06873, 33-97680 and 33-84974) on Form S-3, (Nos. 333-175173, 333-107244, 333-06869, 333-102609, 333-83403, 333-88237 and 333-66257) on Form S-8, and (Nos. 333-44576 and 333-35873) on Form S-4 of Equity Residential of our report dated March 6, 2013, with respect to the combined statement of revenue and certain expenses of the Archstone Portfolio for the year ended December 31, 2012, which report appears in the Form 8-K/A of Equity Residential dated February 27, 2013, filed on March 6, 2013.

Our report on the combined statement of revenue and certain expenses of the Archstone Portfolio contains a paragraph that states that the combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the combined statement of revenue and certain expenses, and it is not intended to be a complete presentation of the Archstone Portfolio’s revenue and expenses.

/s/KPMG LLP
Denver, Colorado
March 6, 2013

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